Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ARENA PHARMACEUTICALS, INC.

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting. The Board of Directors may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by the President. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. The Board of Directors may determine that any special meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

SECTION 3. Notice of Meetings. Except as otherwise provided in these Bylaws or by law, a notice of each meeting of the stockholders shall be given, in writing or by electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall state the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these Bylaws. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person, by remote communication, if applicable, or represented by proxy at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders or the holder of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. Organization. The Chairman of the Board, or if a Chairman has not been appointed or is absent, the Lead Independent Director (if any) appointed pursuant to the Corporation’s Corporate Governance Guidelines, or in the absence of the Chairman of the Board and the Lead Independent Director, the President, or in the absence of the Chairman of the Board, the Lead Independent Director and the President, a Vice President, shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Lead Independent Director, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person, by remote communication, if applicable, or represented by proxy and entitled to vote at such meeting shall elect a Chairman. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, and limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 6 above, shall be entitled to vote at any meeting of stockholders. Each stockholder entitled to vote at a meeting of stockholders may do so either in person or by remote communication, if applicable, and may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, it shall be authorized by a majority of the votes cast by the holders of shares of such class or classes entitled to vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Inspectors. When required by law or directed by the presiding officer, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

SECTION 9. Consent of Stockholders in Lieu of Meeting Not Permitted. The stockholders of the Corporation may not take action by written consent without a meeting. Any such actions must be taken at a duly called annual or special meeting called in accordance with these Bylaws.

SECTION 10. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice and other procedures set forth in Sections 10(A)(2) and (3) below and who is a stockholder of record at the time notice is delivered to the Secretary of the Corporation pursuant to Section 10(A)(2) below and who is entitled to vote at the meeting. For the avoidance of doubt, clause (b) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of Section 10(A)(1) above , the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and must update and supplement such written notice on a timely basis as set forth in Section 10(A)(2)(iv) below, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (“DGCL”). To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the initial mailing of definitive proxy materials with respect to the preceding year’s annual meeting (the “Mailing Date”); provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(i) Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of Section 10(A)(1) above, such stockholder’s notice shall set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent, and the information required by Section 10(A)(2)(iii) below.

(ii) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of Section 10(A)(1) above, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director at the meeting, (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, and (5) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) the information required by Section 10(A)(2)(iii) below. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(iii) The written notice required by Section 10(A)(2)(i) or Section 10(A)(2)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (each, a “Proponent” and collectively, the “Proponents”): (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of each such beneficial owner; (b) the class and number of shares of the Corporation which are owned beneficially and of record by each Proponent; (c) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (d) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person, by remote communication, if applicable, or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 10(A)(2)(ii) or to propose the business that is specified in the notice (with respect to a notice under Section 10(A)(2)(i)); (e) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 10(A)(2)(ii)) or to carry such proposal (with respect to a notice under Section 10(A)(2)(i)); (f) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (g) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of this Section 10, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(iv) A stockholder providing written notice required by Section 10(A)(2)(i) or Section 10(A)(2)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 10(A)(2)(iv), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 10(A)(2)(iv), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(3) Notwithstanding anything in the second sentence of Sections 10(A)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the Mailing Date, a stockholder’s notice required by Sections 10(A)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meeting of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (B), who delivers written notice to the Secretary of the Corporation setting forth the information required by Section 10(A)(2)(ii), and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if such stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventh (7th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under

Section 10(A)(2)(iv). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.

(2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 10, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, or the Proponent does not act in accordance with the representations in Sections Sections 10(A)(2)(iii)(d) and (e), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(3) For purposes of this Section 10, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act, and (b) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

(4) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect Directors under specified circumstances or to consent to specific actions taken by the Corporation; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 10 of these Bylaws.

ARTICLE II

Board of Directors

SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation, removal or death.

SECTION 2. Resignation, Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director, and not by the stockholders; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by the affirmative vote of a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected, and not by the stockholders. Any Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal or death.

Any Director may resign at any time by delivering his or her written notice by hand delivery or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; provided, however, that any Director who is absent when such determination is made shall be given notice of the determination.

SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the President or by any two of the Directors then in office. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 7. Duties of the Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

SECTION 8. Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director (if any) appointed pursuant to the Corporation’s Corporate Governance Guidelines, or if the Lead Independent Director is absent, the President (if a Director), or, if the President is absent, the most senior Vice President (if a Director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

SECTION 9. Committees. The Board of Directors shall have an audit committee and may designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock of the Corporation and the provisions of this Section 9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by resignation, removal or death or increase in the number of members of the committee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these Bylaws.

SECTION 10. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 11. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

ARTICLE III

Officers

SECTION 1. Officers. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary and Chief Financial Officer or Treasurer, and such additional officers, if any, as shall be appointed by the Board of Directors pursuant to the provisions of Section 7 of this Article III. The Chief Executive Officer (if any), the President, one or more Vice Presidents, the Secretary and the Chief Financial Officer or Treasurer shall be appointed by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to make such appointments shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any.

The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers appointed by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the resignation, removal or death of any officer, or otherwise, may be filled by the Board of Directors, and any officer so appointed shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 2. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs and shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. To the extent that a Chief Executive Officer has been appointed by the Board of Directors, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors.

SECTION 3. Powers and Duties of the President. The President shall have all powers and shall perform all duties incident to the office of President and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or the Board of Directors or, if any, the Chief Executive Officer. Unless another individual has been appointed as the Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its business and affairs.

SECTION 4. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the President.

SECTION 5. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the President shall authorize and direct The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the President.

SECTION 6. Powers and Duties of the Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation. The Chief Financial Officer or Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; shall sign receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of and whenever required by the Board of Directors or the President shall render statements of such accounts; the Chief Financial Officer or Treasurer shall, at all reasonable times, exhibit the books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident of the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these Bylaws or by the Board of Directors or the President.

SECTION 7. Additional Officers. The Board of Directors may from time to time appoint such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors or the President.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Chief Financial Officer or Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 8. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 9. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

Indemnification of Directors and Officers

SECTION 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Successful Defense. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IV or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 3. Determination that Indemnification is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 1 of this Article IV (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1. Any indemnification of a present or former employee or agent of the Corporation under Section 1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1. Any such determination, with respect to a person who is a Director or officer of the Corporation at the time of such determination, shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 4. Advance Payment of Expenses. Expenses incurred by a Director or officer in connection with any action, suit or proceeding referred to in Section 1 of this Article IV shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, promptly following request therefor; provided, however, that if the DGCL requires, an advancement of expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IV or otherwise. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 5. Survival; Preservation of Other Rights; Enforcement. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV. Any right to indemnification or advances granted by this section to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the applicable standard of conduct set forth in Section 1, or under any applicable law, for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, or under any applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a Director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the Director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the Corporation.

SECTION 6. Severability. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 7. Subrogation. In the event of payment of indemnification to a person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

SECTION 8. No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder.

SECTION 9. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article IV.

ARTICLE V

Stock-Seal-Fiscal Year

SECTION 1. Shares; Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if the person was such officer, transfer agent, or registrar at the date of issue.

SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient to indemnify the Corporation and its agents against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 3. Transfers. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of or any other lawful action, prior to the date upon which the resolution fixing the record date is adopted by the Board of Directors or more than sixty (60) days prior to any such action.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors or the President.

SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VI

Miscellaneous Provisions.

SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chief Financial Officer or Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 3. Contracts. Except as otherwise provided in these Bylaws or by law or as otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or other instrument or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

ARTICLE VII

Amendments

These Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting; but these Bylaws and any amendment thereof may be altered, amended or repealed or new Bylaws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

ARTICLE VIII

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine.

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